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Metris Receivables, Inc.                          Metris Master Trust                                Monthly Report
Certificateholder's Statement                       Series 1997-2                                             Sep-98
Section 5.2                           Class A          Class B         Class C         Class D           Total
(i)   Certificate Amount            455,000,000.00   101,500,000.00   98,000,000.00   45,500,000.00   700,000,000.00
(ii)  Certificate Principal Distr             0.00             0.00            0.00                             0.00
(iii) Certificate Interest Distri     2,122,137.19       492,205.53      524,178.48                     3,138,521.20
(iv) Principal Collections           19,392,149.29     4,325,941.00    4,176,770.62    1,927,060.97    29,821,921.88
(v)  Finance Charge Collections       9,044,317.96     2,017,578.62    1,948,006.94      898,647.29    13,908,550.82
       Recoveries                       144,114.54        32,148.63       31,040.05       14,411.45       221,714.67
       Principal Account Earnings             0.00             0.00            0.00            0.00             0.00
       Accum. Period Reserve Acct             0.00             0.00            0.00            0.00             0.00
       Pre-Funding Account Earnin             0.00             0.00            0.00            0.00             0.00
         Total Finance Charge Col     9,188,432.49     2,049,727.25    1,979,047.00      913,058.75    14,130,265.49
        Total Collections            28,580,581.79     6,375,668.24    6,155,817.62    2,840,119.72    43,952,187.37
(vi) Aggregate Amount of Principal Receivables                                                      3,160,695,772.31
       Invested Amount (End of Mo   455,000,000.00   101,500,000.00   98,000,000.00   45,500,000.00   700,000,000.00
       Floating Allocation Percen      14.3955645%       3.2113182%      3.1005831%      1.4395565%      22.1470224%
       Fixed/Floating Allocation        N/A              N/A             N/A             N/A              0.0000000%
       Invested Amount (Beginning   455,000,000.00   101,500,000.00   98,000,000.00   45,500,000.00   700,000,000.00
       Average Daily Invested Amount                                                                  699,724,642.35
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                               84.62% 2,800,537,867.73
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                             6.93%   229,404,592.42
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                            2.60%    85,913,295.25
       90 Days and Over (60+ Days Contractually Delinquent)                                   5.85%   193,481,184.86
        Total Receivables                                                                   100.00% 3,309,336,940.26
(viii) Aggregate Investor Default Amount                                                                7,881,490.61
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                         13.70%
(ix)  Charge-Offs                             0.00             0.00            0.00                             0.00
(x)   Servicing Fee                                                                                     1,150,684.93
(xi)  Pool Factor                        1.0000000        1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collectio             0.00            0.00            0.00             0.00
(xiii) Excess Funding Account Balance                                                                           0.00
         Pre-Funding Account Balance                                                                            0.00
(xiv) Class C Reserve Amount                                                                           17,500,000.00
         Class C Reserve Account Balance                                                                        0.00
(xv) Number of New Accounts Added to the Trust                                                                     0
(xvi) Average Net Portfolio Yield                                                                           10.8652%
(xvii) Minimum Base Rate                                                                                     7.9528%
(xviii) Principal Funding Account Balance                                                                       0.00
(xix) Accumulation Shortfall                                                                              N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                         October 2001
        Accumulation Period Length                                                                        N/A
(xxi) Required Reserve Account Amount                                                                     N/A
        Available Reserve Account Amount                                                                  N/A
        Covered Amount                                                                                    N/A
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